                            THE ALPINE GROUP, INC.,
                                    ISSUER,
                       SUPERIOR TELECOMMUNICATIONS INC.,
                 ADIENCE, INC., AND SUPERIOR CABLE CORPORATION,
                             SUBSIDIARY GUARANTORS
                                      AND
                              MARINE MIDLAND BANK,
                                    TRUSTEE

                            ------------------------

                         SECOND SUPPLEMENTAL INDENTURE
                          DATED AS OF JANUARY 31, 1997

                            ------------------------

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                           DATED AS OF JULY 15, 1995
                          WITH RESPECT TO $153,000,000
                     12 1/4% SENIOR SECURED NOTES DUE 2003
                                      AND
                 12 1/4% SERIES B SENIOR SECURED NOTES DUE 2003
                               AS AMENDED BY THE
                             SUPPLEMENTAL INDENTURE
                          DATED AS OF OCTOBER 2, 1996

    SECOND SUPPLEMENTAL INDENTURE, dated as of January 31, 1997 (this "Second Supplemental Indenture"), made by and among The Alpine Group, Inc., a Delaware corporation (the "Company"), Superior Telecommunications Inc., a Georgia corporation, Adience, Inc., a Delaware corporation, Superior Cable Corporation, an Ontario corporation, and Marine Midland Bank, a New York banking corporation and trust company (the "Trustee"), to the Indenture (as such term is hereinafter defined).

    WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture (as such term is hereinafter defined), pursuant to the provisions of which the Company has heretofore issued $153,000,000 in aggregate principal amount of the Notes;

    WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into a supplemental indenture, dated as of October 2, 1996, to the Original Indenture (the Original Indenture, as amended by the supplemental indenture dated as of October 2, 1996, the "Indenture").

    WHEREAS, the Company desires to supplement and amend the Indenture in accordance with its terms;

    WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes;

    WHEREAS, Holders of at least a majority of the aggregate principal amount of the outstanding Notes have provided such written consent to the Trustee; and

    WHEREAS, all conditions and requirements necessary to authorize the execution and delivery of this Second Supplemental Indenture have been duly complied with or done and performed by the Company, and all actions necessary to make this Second Supplemental Indenture and the Indenture, as supplemented by this Second Supplemental Indenture, valid, binding and legal instruments according to their terms (and, with respect to this Second Supplemental Indenture, in accordance with the terms of the Indenture) have been complied with or done and performed;

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subsidiary Guarantors covenant and agree with the Trustee, for the benefit of all present and future Holders of the Notes, as follows:

    Section 1. The definitions set forth or incorporated by reference in the Indenture shall be applicable to this Second Supplemental Indenture as fully and to the same extent and effect as if set forth herein, except as otherwise expressly provided herein. As used in this Second Supplemental Indenture, the term "Original Indenture" shall mean the Indenture, dated as of July 15, 1995, among the Company, the Subsidiary Guarantors and the Trustee, with respect to the Notes. As used in this Second Supplemental Indenture, the term "Amended Indenture" shall mean the Original Indenture, as amended by the supplemental indenture dated as of October 2, 1996.

    Section 2. Each of Subsections (iii), (v), (vi) and (vii) of Section 501 of the Indenture is hereby deleted and replaced with "[Deleted]".

    Section 3. In each of Subsection (iv) of Section 501, Section 502 and Subsection (b) of Section 507 of the Indenture, "25%" shall be deleted and replaced with "51%" in each instance where such percentage appears.

    Section 4. Each of Subsections (iii) and (iv) of Section 801 of the Indenture is hereby deleted and replaced with "[Deleted]".

    Section 5.  Each of Sections 1004, 1005, 1006, 1007, 1008, 1009, 1010, 1011,
1012, 1013, 1014, 1015, 1016, 1017, 1018, and 1019 of the Indenture is hereby deleted and replaced with "[Deleted]".

    Section 6. Article Thirteen (Section 1301 ET SEQ.) of the Indenture is hereby deleted and replaced with "[Deleted]". Accordingly, each Subsidiary Guarantee is hereby terminated and of no further force and effect and each Guarantee Agreement is hereby terminated and of no further force and effect.

    Section 7. Article Fourteen (Section 1401 ET SEQ.) of the Indenture is hereby deleted and replaced with "[Deleted]". Accordingly, the Pledge Agreement is hereby terminated and of no further force and effect and the Trustee is hereby directed to release the Collateral to the Company.

    Section 8. Article Fifteen (Section 1501 ET SEQ.) of the Indenture is hereby deleted and replaced with "[Deleted]".

    Section 9. All Defaults and Events of Default under the Indenture and the Pledge Agreement occurring prior to the effectiveness of this Second Supplemental Indenture as set forth in Section 14 hereof are hereby waived, except that this provision shall not constitute a waiver of: (a) a default in respect of a covenant or provision hereof which under Article Nine of the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected or (b) those matters set forth in Section 10 below.

    Section 10. This Second Supplemental Indenture is not intended to, nor shall it, constitute: (a) the waiver of any Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note or (b) the making of any change in the provisions of the Indenture relating to waivers of past defaults.

    Section 11. All references in the Indenture to defined terms or other terms or provisions deleted by this Second Supplemental Indenture also shall be deemed deleted hereby.

    Section 12. This Second Supplemental Indenture is a supplemental indenture pursuant to Section 902 of the Indenture. Upon execution and delivery of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Second Supplemental Indenture will control.

    Section 13. Superior Telecommunications Inc., Adience, Inc., and Superior Cable Corporation hereby are removed as parties to the Indenture.

    Section 14. This Second Supplemental Indenture shall become effective on the Closing Date, as such term is defined in the Purchase and Consent Agreement,
dated as of January       , 1997, among the Company and the parties listed on
Exhibit A thereto.

    Section 15. Except as they have been modified in this Second Supplemental Indenture, each and every term and provision of the Indenture shall continue in full force and effect, and all references to the Indenture in the Original Indenture and the Amended Indenture shall hereafter be deemed to mean the Original Indenture as supplemented and amended pursuant both to the Amended Indenture and hereto.

    Section 16. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but which counterparts shall together constitute but one and the same instrument.

    Section 17. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                THE ALPINE GROUP, INC.

                                BY:  /S/ BRAGI F. SCHUT
                                     -----------------------------------------
                                     Bragi F. Schut
                                     Executive Vice President

                                SUPERIOR TELECOMMUNICATIONS INC.

                                BY:  /S/ STEUART H. WAHRSAFAR
                                     -----------------------------------------
                                     Name: Steuart H. Wahrsafar
                                     Title: Assistant Secretary

                                ADIENCE, INC.

                                BY:  /S/ BRIAN F. SENDT
                                     -----------------------------------------
                                     Name: Brian F. Sendt
                                     Title: Senior Vice President

                                SUPERIOR CABLE CORPORATION

                                BY:  /S/ STEUART H. WAHRSAFAR
                                     -----------------------------------------
                                     Name: Steuart H. Wahrsafar
                                     Title: First Assistant Secretary

                                MARINE MIDLAND BANK, AS TRUSTEE

                                BY:  /S/ FRANK FROINO
                                     -----------------------------------------
                                     Name: Frank Froino
                                     Title: Assistant Vice President

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